SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant                         [x]
Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[_]   Confidential,  for  Use of the  Commission
      Only (as permitted by Rule 14a-6(e)(2))

[x]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11)c) or Rule 14a-12

                        Timberline Software Corporation
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            _________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            _________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            _________________________________________________________________

      5)    Total fee paid:
            _________________________________________________________________

[_]   Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration No.:

      3)    Filing Party:

      4)    Date Filed:

                        [TIMBERLINE SOFTWARE LETTERHEAD]




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2000

      The annual meeting of shareholders of Timberline Software Corporation will be held at 4:00 p.m. on Tuesday, April 25, 2000, at the principal offices of the corporation located at 15195 N.W. Greenbrier Parkway, Beaverton, Oregon. At the meeting we will ask you to:

      1.    To elect four directors;

      2. Ratify the appointment of Deloitte & Touche LLP as our independent auditors;

      3.    Approve the 2000 Stock Incentive Plan; and

      4. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

      If you were a shareholder of record at the close of business on March 15, 2000, you may vote at the annual meeting or any adjournments thereof.

      Further information regarding voting rights and the business to be transacted at the annual meeting is given in the accompanying proxy statement. We appreciate your continued interest as a shareholder in the affairs of our company.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Carl C. Asai, Corporate Secretary

March 22, 2000
Beaverton, Oregon

                            YOUR VOTE IS IMPORTANT

      We cordially invite all shareholders to attend the annual meeting personally. Whether or not you are able to attend, please be sure to sign, date and promptly return your proxy in the enclosed pre-paid envelope.

      You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date, or by notifying the Corporate Secretary of Timberline Software Corporation (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting, although attending the meeting will NOT, of itself, revoke a previously submitted proxy.

                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                      OF TIMBERLINE SOFTWARE CORPORATION
                                April 25, 2000


      We are planning to hold our annual shareholders meeting at 4:00 p.m. on Tuesday, April 25, 2000, at the principal offices of the corporation located at 15195 N.W. Greenbrier Parkway, Beaverton, Oregon. At the meeting we will ask you to vote on the election of four directors, ratification of our independent auditors for 2000, and the adoption of the 2000 Stock Incentive Plan.

      We are sending you this proxy statement to provide you with important information about the business to take place at the meeting. We are providing this information so that you will be fully informed when you vote your shares.

      If you owned shares of common stock of record as of March 15, 2000, you may vote at the annual meeting. To have a quorum to conduct business, there must be a majority of the outstanding shares represented at the meeting, in person or by proxy. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum.

      The Board of Directors is soliciting proxies to be used at the meeting. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy form.

      You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying the Corporate Secretary of Timberline Software Corporation (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

      You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

      We are mailing this proxy statement on or about March 22, 2000. We are paying the entire cost of solicitation of proxies, including expenses incurred by banks, brokers, and other nominees in forwarding soliciting materials to their principals and obtaining authorization for the execution of proxies.

Business of the Meeting

Agenda Item 1.    Election of Directors

      At the meeting, you will be asked to vote on the election of four directors. Directors are elected by a plurality of votes, which means that nominees receiving the most votes are elected, regardless of how many votes they receive. You may not accumulate votes in the election of directors. Rather, each shareholder may cast votes for each of the open positions equal to the number of shares held.

      Our bylaws provide for a Board of Directors consisting of not less than two and not more than nine directors, with the exact number determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at four.

      The Board of Directors is nominating Thomas P. Cox, James A. Meyer, Curtis L. Peltz, and Donald L. Tisdel, for election to serve one-year terms. All of the nominees are currently serving as directors.

      If you submit a completed proxy, the individuals named as proxy holders will vote your shares as you instruct. If you do not specify your choices, then the persons named in the proxy will vote for the election of the nominees listed above.

      If any of the nominees is not available for election, your shares will be voted for a substitute nominee chosen by the Board of Directors. We believe all nominees will be available for election. We recommend a vote FOR the election of all nominees.

Information about our Directors

      Thomas P. Cox, age 65, has been a director of Timberline since 1998. Prior to his retirement, he served as Executive Vice President, a position he held since April 1998. Mr. Cox joined Timberline in 1982 as Vice President -- Finance and became Senior Vice President -- Finance in 1986.

       James A. Meyer, age 63, serves as our Chairman of the Board of Directors and has been a director since 1980. Mr. Meyer is a private business investor.

      Curtis L. Peltz, age 47, serves as our President and Chief Executive Officer, positions he has held since 1997 and 1998, respectively. Mr. Peltz has been with Timberline since 1978 in various management and programming positions.

      Donald L. Tisdel, age 65, has been a director of Timberline since 1983. Mr. Tisdel is Managing Director of Northwest Capital Appreciation, Inc., a merchant banking firm facilitating financing and acquisitions of intermediate-size businesses. Since 1996, Mr. Tisdel has been involved in the management of Northwest Capital Partners I, L.P., an investment partnership.

Board Meetings and Committees

      The Board of Directors met 12 times during 1999, and each director attended at least 75 percent of those meetings, as well as meetings of committees on which such director served.

      The Board of Directors has a standing audit committee that meets with our independent auditors to plan for and review the annual audit reports. The members of the audit committee are Messrs. Meyer and Tisdel.

      The Board of Directors has a compensation committee that makes recommendations to the full Board about compensation for executive officers, including salaries, bonuses and other benefits. The compensation committee consists of Messrs. Cox, Meyer, and Tisdel.

      The Board of Directors has an administrative committee that is responsible for general oversight of management. In addition, the administrative committee administers the stock incentive plans. The administrative committee consists of Messrs. Cox, Meyer, and Tisdel.

Compensation of Directors

      Each director who is not an employee is paid $900 for each Board of Directors meeting attended. In addition, under the 1998 Stock Incentive Plan, Messrs. Cox, Meyer, and Tisdel each received, following the 1999 annual meeting of shareholders, non-statutory stock options covering 6,667 shares of common stock, exercisable at the fair market value of the common stock as of the date of grant.

Information about Executive Officers

      The following is information about our executive officers other than Curtis L. Peltz, President and Chief Executive Officer, about whom information is provided above.

      Carl C. Asai, age 47, was appointed Senior Vice President -- Finance in December 1999, and serves as Chief Financial Officer, and Corporate Secretary, and Treasurer. Mr. Asai has been with Timberline since 1984 when he joined as corporate controller, becoming Vice President -- Finance in April 1998. Prior to that time, Mr. Asai was employed by the predecessor firm of Deloitte & Touche LLP for ten years in various accounting and auditing positions.

      James O. Campbell, age 43, was appointed Senior Vice President -- Sales in December 1999. Mr. Campbell has held various sales management positions since joining Timberline in 1989.

      Thomas W. Coleman, age 44, was appointed Senior Vice President -- Product Development in December 1999. Mr. Coleman has held various positions in customer support, technical publications, quality assurance and product development, since 1983.

      John M. Geffel, age 47, was appointed Senior Vice President -- Marketing and Operations in December 1999. Mr. Geffel has held various marketing positions since joining Timberline in 1983.

      Matthew S. Lange, age 36, is Senior Vice President -- Product Management. Mr. Lange first joined Timberline in 1995, serving in customer support, quality assurance and product management areas. From September 1997 to April 1999, Mr. Lange was employed by Tektronix as a quality assurance manager in the color printing and imaging division. In April 1999, Mr. Lange returned to Timberline and in December was appointed Senior Vice President -- Product Management.

      Carol A Vega, age 42, was appointed Senior Vice President -- Client Services in December 1999. Ms. Vega has served in customer support, quality assurance and publications departments since joining Timberline in 1978. She has served in senior management positions in the customer support area since 1996.

Executive Compensation

      The following table shows compensation earned for the past three years by Curtis L. Peltz, Chief Executive Officer, and each of the four highest compensated executive officers that earned in excess of $100,000 per year.


                             Summary Compensation Table
--------------------------------------------------------------------------------------------------------
                                                                                     Other       All
                                                              Annual Compensation    Annual     Other
                                                              -------------------   Compensa-  Compensa-
Name and Principal Position                          Year       Salary     Bonus     tion(2)    tion(3)
--------------------------------------------------   ----      --------   --------   --------   --------

Curtis L. Peltz, .................................   1999      $210,000   $100,000   $  8,311   $ 11,246
President, Chief
Executive Officer                                    1998      $151,915   $ 33,000   $  5,936   $  3,577

                                                     1997      $127,182       --     $    349   $  5,036

Carl C. Asai, Sr. Vice ...........................   1999(4)   $111,612   $  8,816   $  5,132   $  7,737
President -- Finance,
Chief Financial Officer

James O. Campbell, Sr. ...........................

Thomas W. Coleman, Sr. ...........................   1999(4)   $104,520   $  8,352   $  4,741   $  7,028
Vice President --
Product Development

John M. Geffel, Sr. ..............................   1999(4)   $100,614   $ 19,710   $  5,188   $  7,177
Vice President --
Marketing and Operations


(1)   Includes amounts paid in 2000 but attributable to 1999.

(2)   Represents profit-sharing payments made during the fiscal year.

(3) Represents matching contributions to the 401(k) plan and unused vacation pay accrued during the fiscal year and paid in the following year

(4)   This person became an executive officer in 1999.


                                Options Granted in Last Fiscal Year
                     --------------------------------------------------------------------
                                                                          Potential
                                                                          Realizable
                                                                       Value at Assumed
                                                                        Annual Rates of
                                                                         Stock Price
                                                                         Appreciation
                                     Individual Grants                 For Option Term(1)
                     -----------------------------------------------  -------------------

                   Number of   Percentage of
                   Securities  Total Options  Exercise
                   Underlying   Granted to     Price
                    Options    Employees in  (Dollars    Expiration
                    Granted     Fiscal Year  per Share)     Date         5%        10%
                    --------    ---------   ----------   -----------  --------  ---------

Curtis L. Peltz       47,158         9.2%        $8.91     4/01/09    $264,137   $669,375

Carl C. Asai           5,792         1.1%        $8.91     4/01/09     $32,442   $82,213

James O. Campbell      8,480         1.7%        $8.91     4/01/09     $47,497   $120,368


John M. Geffel         5,808         1.1%        $8.91     4/01/09     $32,531   $82,440


(1) The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.



                     Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End
                                            Option Values (1)
                   ---------------------------------------------------------------------
                                          Number of Securities    Value of Unexercised
                                               Underlying         In-the-Money Options
                                              Unexercised            at FY-End (2)
                                           Options at FY-End
                                          ---------------------  -----------------------
                    Number
                      of
                    Shares
Name               Acquired
                      on        Value     Exercis-   Unexercis-   Exercis-   Unexercis-
                   Exercise    Realized     able        able        able        able
-----------------  ----------  ---------  ---------  ----------  ----------  -----------

Curtis L. Peltz     20,000     $236,738     66,667    91,603      $663,337   $655,910

Carl C. Asai            --          --      11,067     6,504      $130,935    $30,956



John M. Geffel       2,666     $30,442       6,996     5,808       $86,663    $26,317


(1) All share amounts have been adjusted to reflect the 4-for-3 stock split paid November 19, 1999.

(2) On December 31, 1999, the market price of the common stock was $13.44 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and have a value equal to the difference between that amount and the exercise price of the stock option, multiplied by the number of shares covered by the stock option.

Report of the Compensation Committee on Executive Compensation

      The compensation committee consists of three non-employee directors and makes recommendations to the Board of Directors as to compensation for the executive officers. The primary objectives of the committee's executive compensation policy are (i) to provide a total compensation package that is competitive in the industry in order to attract and retain qualified executives responsible for the company's success, and (ii) to reward achievement of corporate goals and increasing shareholder value. The compensation package includes a competitive base salary, cash bonuses, equity compensation to provide incentives for future success, and a competitive benefits package.

      The committee reviews executive compensation on an annual basis, and focuses its review on salary, bonuses and equity compensation. The committee sets base salaries at levels it believes are fair and adequate to attract and retain qualified executive officers. Adjustments to base salary are based on the evaluation of each executive officer's performance, the overall financial performance of the company, and each officer's ability to develop and execute strategies to further the corporate goals. The committee believes that base salaries paid to executive officers in 1999 were reasonable.

      The committee believes that incentive compensation in the form of cash bonuses and equity compensation are important components of the total compensation package. These components provide incentives to achieve financial performance goals that serve to enhance shareholder value. In particular, stock options motivate executive officers to implement strategic plans that will enhance the value of their equity in the company by aligning their interests with those of all shareholders.

      Based on the stated objectives and policy of the committee, Curtis L. Peltz, President and Chief Executive Officer, received a base salary of $210,000 and a cash bonus of $100,000 for achieving Timberline's corporate goals in 1998. The committee believes this compensation was reasonable, considering the financial performance of the company during 1998 and 1999.

Compensation Committee:
Thomas P. Cox
James A. Meyer
Donald L. Tisdel

Compliance with Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of the common stock file reports of their beneficial ownership of common stock and periodically report changes in their ownership. These reports must be filed with the Securities and Exchange Commission with a copy sent to us.

      Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 1999, we believe that all reporting persons made all required Section 16(a) filings with respect to such fiscal year on a timely basis, with the exception of Carl Asai, whose Form 3 initial statement of ownership was filed 15 days after it was due.

                            STOCK PERFORMANCE GRAPH

      The following graph illustrates the comparison of the five-year cumulative total return of Timberline common stock to the Nasdaq U.S. Stocks Index and to the Nasdaq Computer & Data Processing Index. The graph assumes the investment of $100 on December 31, 1994, in Timberline common stock and each of the comparison indices, and assumes reinvestment of all dividends.


                                                    Cumulative Total Return
                                   --------------------------------------------------
                                      12/94   12/95   12/96   12/97    12/98   12/99

TIMBERLINE SOFTWARE                  100.00  134.94  208.16  361.11   542.44  713.70
NASDAQ STOCK MARKET (U.S.)           100.00  141.33  173.89  213.07   300.25  542.43
NASDAQ COMPUTER & DATA PROCESSING    100.00  152.28  187.95  230.90   412.23  871.27


Stock ownership of certain beneficial owners and management

      The following table shows the number of shares that each of the directors and named executive officers beneficially owned as of March 15, 2000, and the directors and executive officers as a group. The numbers indicate shares held directly with sole voting and investment power, unless otherwise indicated.

                                                               Percentage of
                                                                   Shares
Name                                         Number of Shares   Outstanding

James A. Meyer                                  167,555 (1)        1.30%
Donald L. Tisdel                                 38,860 (2)          *
Thomas P. Cox                                   177,884 (3)        1.39%
Curtis L. Peltz                                 130,544 (4)        1.01%
Carl C. Asai                                     27,790 (5)          *
James O. Campbell                                21,522 (6)          *
Thomas W. Coleman                                 2,720 (7)          *
John M. Geffel                                    8,448 (8)          *
All directors and executive
officers as a group (10 persons)                595,811 (9)        4.57%

*  less than 1.0%

(1) Includes 7,000 shares covered by options exercisable within 60 days after March 15.

(2) Includes 32,002 shares covered by options exercisable within 60 days after March 15.

(3) Includes 2,666 shares covered by options exercisable within 60 days after March 15. Also includes 61,994 shares held by his spouse.

(4) Includes 100,678 shares covered by options exercisable within 60 days after March 15.

(5) Includes 12,515 shares covered by options exercisable within 60 days after March 15.

(6) Includes 21,522 shares covered by options exercisable within 60 days after March 15.

(7) Includes 2,720 shares covered by options exercisable within 60 days after March 15.

(8) Includes 8,448 shares covered by options exercisable within 60 days after March 15.

(9) Includes 207,941 shares covered by options exercisable within 60 days after March 15.

      The following is the only person we are aware of that has beneficial ownership of 5% or more of the common stock other than as set forth in the table above:

                                                          Percentage of Shares
Name and address                     Number of Shares          Outstanding

Kayne Anderson Investment               1,391,938(1)             10.98%
   Management, LLC
1800 Avenue of the Stars
Los Angeles, California 90067

(1) Based solely on information as of December 31, 1999 provided on Schedule 13G filed with the Securities and Exchange Commission. Shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Investment Management, LLC, a registered investment adviser. Kayne Anderson Investment Management, LLC disclaims beneficial ownership of the shares reported.

Agenda Item 2.     Ratification of the Appointment of Independent Auditors

      We have appointed Deloitte & Touche LLP as our independent auditors for the fiscal year 2000, subject to ratification by the shareholders. Deloitte & Touche LLP served as our independent auditors for the year ended December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      We recommend a vote in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Agenda Item 3.    Approval of 2000 Stock Incentive Plan

      In 1998, we adopted, and our shareholders approved, the 1998 Stock Incentive Plan that provided for awards of various types of equity incentives to employees, directors and other individuals that provide services of value to us. To date, we have used that plan solely to grant non-statutory stock options (options that do not qualify as incentive stock options under the Internal Revenue Code) to executive officers and a broad range of our employees. Under that plan, non-employee directors are entitled to automatic grants of non-statutory stock options each year immediately following the annual meeting of shareholders. The 1998 plan authorized the issuance of up to approximately 889,000 shares, adjusted for previous stock splits, of which approximately 387,000 shares are available for future grants. We anticipate that the remaining authorized shares will be exhausted this year.

      We believe that it is important and beneficial to our company to give our employees an opportunity to participate in the ownership of the company. In 1999, we granted options to substantially all of our employees, and we expect to continue to do so. Equity compensation, in addition to regular salaries, enables us to attract and retain highly qualified employees in an extremely competitive market. Stock options provide employees with incentives to increase productivity and profitability, thereby enhancing shareholder value. Accordingly, we have decided to adopt a new stock incentive plan that will permit us to continue our program of equity participation and compensate our valued employees at a competitive level without placing undue demands on our capital resources.

      We have approved, and are recommending to shareholders, the adoption of the 2000 Stock Incentive Plan. We discuss the more important features of the plan below, but you should read the entire plan before you vote. A copy of the plan is attached as an appendix to this proxy statement.

      The plan provides for the possible issuance of up to 1,500,000 shares of common stock upon exercise of incentive stock or non-qualified stock options, or as grants of restricted stock. In the event any option granted expires without being exercised, the unexercised shares formerly subject to that option would again become available for options to be granted.

      The plan became effective on February 24, 2000, subject to approval by our shareholders, and will terminate 10 years after the effective date. Termination of the plan will not affect any options that are outstanding at that time. The plan is administered by the administrative committee of the Board of Directors or, if no committee is appointed, by the full Board of Directors.

      Each person receiving an option or a restricted stock grant must execute a written agreement which sets forth the terms and conditions of the option or grant, as determined in the sole discretion of the committee. Options are exercisable for a set period of time not to exceed ten years from the date of the grant, and may be subject to a vesting schedule, becoming incrementally exercisable over a period of time. Restricted stock grants are subject to vesting over a period of time, with unvested shares subject to repurchase by the company at a pre-determined price in the event the grantee terminates his or her employment.

      In the event of a transaction involving a change of control of the company, such as a merger or acquisition of the company, option holders would be immediately entitled to exercise all of their options, notwithstanding any vesting schedule. In addition, an optionee with at least 15 years of service who retires upon reaching age 65 may, notwithstanding any vesting schedule, immediately exercise all of his or her options. The age of retirement for purposes of this benefit is reduced from 65 one year for each year of service in excess of 15 years. Options expire 10 years after the date of grant and are subject to earlier cancellation in the event an optionee ceases to be an employee.

      Options may be exercised only while the recipient is employed, or is serving as a director, or within three months after termination of service unless the person is disabled or dies, in which case all options terminate after one year from the date of the disability or death. Options are not transferable except by will or the laws of descent and distribution.

      Options are designated as either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code, or "Non-Qualified Stock Options" and are exercisable at a per share price not less than 100% of the fair market value of the common stock on the date of the grant. Incentive stock options granted to any person with beneficial ownership of 10% or more of the outstanding shares must be exercisable at a per share price not less than 110% of the fair market value of the common stock on the date of the grant. The plan permits, at the discretion of the committee, the option holder to pay the exercise price of any options with cash, company stock held by the option holder for at least six months, or by the application of shares that could be received upon exercise of the options (a "net" exercise, except that for purposes of the plan, such shares will be treated as having been issued and redeemed and not longer available for reissuance), with such shares valued at the difference between the option exercise price and the fair market value of the underlying shares. The plan also permits broker-assisted cashless exercises of stock options.

      Non-qualified stock options do not result in income to the grantee under federal income tax law currently in effect until the option is exercised. At the time of exercise of a non-qualified stock option, the recipient of the option will realize ordinary income, and the corporation will be entitled to a deduction for tax purposes, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

      Incentive stock options have no tax consequences for the option recipient or the corporation upon grant or exercise, except for possible application of the alternative minimum tax under certain circumstances to the option recipient. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition, and that portion of any gain realized, which is represented by the difference between the exercise price and the fair market value of the shares as of the date of exercise of the option, is treated as ordinary income and the corporation will be entitled to a corresponding compensation expense deduction for income tax purposes.

Recommendation of the Board of Directors and Vote of Shareholders

      Under the rules of the Nasdaq National Market, any plan providing for the issuance of shares to directors and officers of the company must be approved by the shareholders. The Board of Directors of Timberline unanimously recommends that the shareholders vote in favor of the adoption of the 2000 Stock Incentive Plan. The persons named proxy holders intend to and will vote your shares in favor of adoption of the plan, unless you instruct otherwise.

Agenda Item 4.    Other Business

      We are not aware of any other matters to be brought before the shareholders at the annual meeting. In the event other matters are presented for a vote at the annual meeting, the person or persons holding the proxies will vote them in their discretion in accordance with their judgment on such matters.

      At the annual meeting, we will report on our business and shareholders will have the opportunity to ask questions.

Voting at the Annual Meeting

Who may vote

      If you were a shareholder of record of Timberline as of the close of business on March 15, 2000, you are entitled to vote at the meeting.

Voting by proxy

      You do not have to attend the meeting. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

      If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the nominees for directors, in favor of ratification of Deloitte & Touche LLP as our independent auditors, and in favor of adoption of the 2000 Stock Incentive Plan. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The Board of Directors has named Curtis L. Peltz and Carl C. Asai as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but it is not necessary to do so.

Revoking a proxy

      You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying the Corporate Secretary of Timberline Software Corporation

(personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

      You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

      Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

Number of shares that may vote

      The authorized capital stock of Timberline consists of 20 million shares of common stock. As of March 15, 2000, there were 12,833,969 shares of common stock outstanding and entitled to vote at the meeting.

How we determine a quorum

      Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How we count votes

      The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

      A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. On some matters, such as the election of directors, a broker or other nominee can vote those shares without instructions from the beneficial owner. On other matters, such as adoption of the stock incentive plan, a broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

      Election of directors

      Directors are elected by a plurality of votes, which means that the nominees that receive the most votes will be elected, regardless of how many votes each nominee gets. You may not accumulate your votes in electing directors, but rather, you may vote the total number of shares that you own for each open director position.

      Ratification of the appointment of independent auditors

      The proposal to ratify the appointment of Deloitte & Touche LLP will be approved if more shares are voted in favor of the proposal than voted against the proposal. Abstentions and broker non-votes will have no effect on the vote on the proposal.

      2000 Stock Incentive Plan

      The proposal to adopt the 2000 Stock Incentive Plan will be approved if more shares are voted in favor of the proposal than voted against the proposal. Therefore, we will not count abstentions and broker non-votes as votes for or against the proposal.

What if I do not mark my proxy?

      If you submit a signed proxy without giving voting instructions, the named proxies will vote your shares in their discretion. Those individuals named on the enclosed proxy form intend to vote for the Board of Directors' nominees for director, for ratification of the appointment of Deloitte & Touche LLP, and in favor of the adoption of the 2000 Stock Incentive Plan. If you do not sign your proxy, we will not count you as present for determining a quorum, and we will not count your votes.

How many shares do directors and officers own?

      Directors and executive officers beneficially owned 595,811 shares, of which 387,870 are entitled to vote. Those shares constitute 3.0% percent of the total shares outstanding and entitled to be voted at the meeting. We expect all directors and executive officers to vote for the Board's nominees for directors, for ratification of the appointment of Deloitte & Touche LLP as our independent auditors, and in favor of the adoption of the 2000 Stock Incentive Plan, although they are not obligated to do so.


Shareholder Proposals

      If you wish to include a proposal in our proxy statement for the 2001 annual meeting of shareholders, you must deliver the proposal and supporting information, as required by the rules of the Securities and Exchange Commission, to the Corporate Secretary of Timberline at 15195 N.W. Greenbrier Parkway, Beaverton, Oregon 97006 on or before November 15, 2000, for your proposal to be included in our proxy statement for that meeting.


Annual Reports and Financial Statements

      We are enclosing with this proxy statement a copy of our Annual Report to Shareholders for the year ended December 31, 1999. You may obtain additional copies of the Annual Report and our annual report on Form 10-K filed with the Securities and Exchange Commission by writing to Carl C. Asai, Senior Vice President and Chief Financial Officer, at the address indicated above. The Annual Report is not part of the proxy solicitation materials.

March 22, 2000
                              By Order of the Board of Directors


                              Carl C. Asai, Corporate Secretary


Your vote is important. Please send in your proxy immediately, using the envelope provided.

                                   Appendix

                        TIMBERLINE SOFTWARE CORPORATION

                           2000 STOCK INCENTIVE PLAN

                        ARTICLE I - Purpose of the Plan

      The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Timberline Software Corporation, an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company and others who provide services to the Company by giving them an additional opportunity to participate in the ownership of the Company.

                           ARTICLE II - Definitions

      As used herein, the following definitions will apply:

(a) "Available Shares" means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options,
      Non-Qualified  Stock Options or  Restricted  Stock Grants as provided in
      Article III.

(b) "Award" means any grant of an Incentive Stock Option, grant of a Non-Qualified Stock Option or the making of a Restricted Stock Grant.

(c)   "Board of Directors" means the Board of Directors of the Company.

(d) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the committee appointed by the Board of Directors under Article V to administer this Plan.

(f)   "Common Stock" means the Common Stock of the Company.

(g) "Company" means Timberline Software Corporation, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(h) "Disabled" means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee's sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The Committee's determination of the existence of an individual's disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

(i) "Effective Date" means the date on which this Plan is approved by the Board of Directors.

(j)   "Employee" means any person employed by the Company.

(k) "Exercise Price" means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or Non-Qualified Stock Option.

(l)   "Fair  Market  Value"  means:

      1) If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

      2) If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the average between the highest bid and lowest asked prices per share of Common Stock as reported by such service for such date or, if such date was not a business day, on the preceding business day; or

      3) If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per a share of Common Stock, as determined by the Committee in its sole discretion.

(m)   "Grantee " means any individual who receives a Restricted Stock Grant.

(n) "Incentive Stock Option" means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

(o) "Non-Qualified Stock Option" means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option, or otherwise fails to qualify as an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code and is granted subject to the terms and conditions of Article VII.

(p) "Optionee" means any individual who is granted either an Incentive Stock Option or a Non-Qualified Stock Option.

(q) "Reserved Shares" means the number of shares of Common Stock reserved for issuance pursuant to Awards as provided in Section 3.1 of Article III.

(r) "Restricted Stock Grant" means a grant of shares of Common Stock subject to the terms and conditions of Article IX.

(s) "Retirement" means voluntary termination of service by an Employee with 15 or more years of service with the Company who has attained the age of 65 at such termination, provided that an Employee with at least 15 years of service with the Company shall be deemed to have met the definition of Retirement upon voluntary termination at an age that, if added to the number of years of service exceeding 15 years, would total 65. By way of example, an Employee with 20 years of service shall be entitled to the benefits for Retirement under this plan upon reaching the age of 60. Retirement does not include termination for cause, as such term is defined or interpreted by the Committee in its sole discretion.

(t)   "Securities Act" means the Securities Act of 1933, as amended.

(u) "Significant Shareholder" means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person's brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.


                    ARTICLE III - Stock Subject to the Plan

      3.1 Aggregate Number of Reserved Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards is initially established at 1,500,000 shares.

      3.2 Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Reserved Shares minus:

(a)   the number of  outstanding  shares of Common Stock covered by Restricted
      Stock;

(b) the number of outstanding shares of Common Stock issued upon the exercise of Incentive Stock Options and Non-Qualified Stock Options; and

(c) the number of shares covered by Incentive Stock Options and Non-Qualified Stock Options that have been granted and that have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised.

      If an Incentive Stock Option or Non-Qualified Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such option that were not purchased through the exercise of such option will be added back to the Available Shares. However, shares of Common Stock used by an Optionee to satisfy withholding obligations upon the exercise of a Non-Qualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

      3.3 Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Non-Qualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

      3.4 Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards that, in aggregate, exceed 100,000 shares in any calendar year except in connection with the hiring or commencement of services from such person in which case such limit shall be 200,000 shares during such calendar year.


              ARTICLE IV - Commencement and Duration of the Plan

      4.1 Effective Date of the Plan. This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

      4.2 Shareholder Approval of the Plan. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company's shareholders at which a quorum is present in person or by proxy. Awards may be made prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

      4.3 Termination of the Plan. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Non-Qualified Stock Options granted prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Option Agreement (as defined in Section 6.1), Non-Qualified Option Agreement (as defined in Section 7.1) or Restricted Stock Agreement (as defined in Section 9.1) then in effect.


                          ARTICLE V - Administration

      Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Awards in accordance with Articles VI, VII and IX, respectively. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

      The Board of Directors shall appoint the Committee, which shall consist of at least two members of the Board of Directors. For purposes of this paragraph, directors who are not "outside directors" as such term is defined in Treasury Regulation sec. 1.162-27(e)(3) and directors who are not "non-employee directors" as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, shall be referred to as "nonqualified directors." Nonqualified directors may serve on the Committee. However, nonqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring, under Section 162(m) of the Internal Revenue Code, the approval of a committee consisting solely of outside directors, or from any action requiring, under Rule 16b-3, the approval of a committee consisting solely of non-employee directors. The assent of any such nonqualified director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under
Section 162(m) the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the nonqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

      If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.


           ARTICLE VI - Incentive Stock Option Terms and Conditions

      Incentive Stock Options will be subject to the following terms and conditions.

      6.1 Requirement for a Written Incentive Stock Option Agreement. Each Incentive Stock Option will be evidenced by a written option agreement ("Incentive Option Agreement"). The Committee will determine from time to time the form of Incentive Option Agreement to be used. The terms of the Incentive

Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 6, the terms and conditions of Incentive Stock Options do not need to be identical.

      6.2 Who May be Granted an Incentive Stock Option. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted.

      6.3 Number of Shares Covered by an Incentive Stock Option. Each Incentive Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Incentive Stock Option, as determined by the Committee in its sole discretion.

      6.4 Vesting Schedule under an Incentive Stock Option. Each Incentive Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or is only exercisable in accordance with a vesting schedule.
Notwithstanding any vesting schedule set forth in the Incentive Option Agreement, an Incentive Stock Option shall, upon Retirement of the Optionee, but subject to the limitations set forth in the following paragraph, become as of the effective date of Retirement immediately exercisable as to all shares covered by such Incentive Stock Option.

      Notwithstanding the foregoing, to the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a Non-Qualified Stock Option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. Any Incentive Stock Option that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall, notwithstanding the acceleration of vesting upon Retirement of the Optionee provided for in this Section 6.4, Section 10.2 hereof, or the terms set forth in the Incentive Option Agreement, not be exercisable until at least six months after the date of grant.

      6.5 Exercise Price of an Incentive Stock Option. Each Incentive Option Agreement shall specify the Exercise Price of the Incentive Stock Option. The Exercise Price will be 100% of Fair Market Value as of the date on which the Incentive Stock Option was granted. However, if the Optionee is a Significant Shareholder, the Exercise Price will be 110% of Fair Market Value as of the date on which the Incentive Stock Option was granted.

      6.6 Duration of an Incentive Stock Option--Generally. Each Incentive Option Agreement shall set forth the term of the Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. Notwithstanding the foregoing, if the Optionee is a Significant Shareholder, the term will not exceed 5 years from the date on which the Incentive Stock Option was granted. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

      6.7 The Effect of Termination of Employment on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 6.8 and 6.9, respectively), the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option

Agreement, at any time within three months following the date the Optionee ceased to be an Employee of the Company, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. The Incentive Option Agreement may provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Incentive Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

      6.8 The Effect of the Death of an Optionee on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the death of the Optionee, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option Agreement, at any time within 12 months following the date of the Optionee's death, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

      6.9 The Effect of the Disability of an Optionee on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the Optionee becoming Disabled, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Incentive Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled, except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

      6.10 Transferability. No Incentive Stock Option may be transferred by the Optionee other than by will or the laws of descent and distribution upon the death of the Optionee.

      6.11 Tax Treatment and Savings Clause. Nothing contained in this Plan, any Incentive Option Agreement, any document provided by the Company to an Optionee, or any statement made by or on behalf of the Company, shall constitute a representation or warranty of the tax treatment of any option or that such option shall qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but which, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or which fails to satisfy requirements which apply only to Incentive Stock Options, shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and shall otherwise, notwithstanding such designation, be treated as a Non-Qualified Stock Option.


         ARTICLE VII - Nonqualified Stock Option Terms And Conditions

      Non-Qualified Stock Options shall be subject to the following terms and conditions.

      7.1 Requirement for a Written Non-Qualified Stock Option Agreement. Each Non-Qualified Stock Option will be evidenced by a written option agreement ("Non-Qualified Option Agreement"). The Committee will determine from time to time the form of Non-Qualified Option Agreement to be used. The terms of the Non-Qualified Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 7, the terms and conditions of Non-Qualified Stock Options do not need to be identical.

      7.2 Who May be Granted an Non-Qualified Stock Option. A Non-Qualified Stock Option may be granted to any Employee, any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Non-Qualified Stock Options are granted.

      7.3 Number of Shares Covered by a Non-Qualified Stock Option. Each Non-Qualified Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

      7.4 Vesting Schedule Under a Non-Qualified Stock Option. Each Non-Qualified Option Agreement shall specify when and to what extent the
Non-Qualified Stock Option is exercisable, and may provide that the Non-Qualified Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or is only exercisable in accordance with a vesting schedule. Notwithstanding any vesting schedule set forth in the Non-Qualified Option Agreement, upon Retirement of the Optionee, a Non-Qualified Stock Option shall, subject to the following sentence of this
Section 7.4, become as of the effective date of Retirement immediately exercisable as to all shares covered by such Non-Qualified Stock Option. Any Non-Qualified Stock Option granted that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or
(ii) the full board of directors of the Company, shall, notwithstanding the preceding sentence, Section 10.2 hereof, or the terms set forth in the Non-Qualified Option Agreement not be exercisable until at least six months after the date of such grant.

      7.5 Exercise Price of a Non-Qualified Stock Option. The Exercise Price of a Non-Qualified Stock Option will be 100% of Fair Market Value as of the date on which the Non-Qualified Stock Option was granted. However, if it is subsequently determined that the Exercise Price as stated in the Non-Qualified Option Agreement is less than 100% of Fair Market Value as of the date the option was granted, such fact will not invalidate a Non-Qualified Stock Option.

      7.6 Duration of a Non-Qualified Stock Option--Generally. Each Non-Qualified Option Agreement shall set forth the term of the Non-Qualified Stock Option, provided that such term will not exceed 10 years from the date on which such option was granted. The Optionee shall have no further right to exercise a Non-Qualified Stock Option following the expiration of such term.

      7.7 The Effect of Termination of the Optionee's Employment or Service as a Director on the Term of a Non-Qualified Stock Option. If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company (or, in the case of an Optionee who is not an Employee but is a director of the Company, ceases to be a director of the Company) for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 7.8 and 7.9, respectively), the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within three months following the date the Optionee ceased to be an Employee (or a director as the case may be) of the Company, except that this provision will not extend the time within which an Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option. The Non-Qualified Option Agreement may provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Non-Qualified Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

      7.8 The Effect of the Death of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee's death, the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within 12 months following the date of the Optionee's death, except that this provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option.

      7.9 The Effect of the Disability of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee, while possessing a Non-Qualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, the Non-Qualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions of the Non-Qualified Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled, except that this provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option.

      7.10 Transferability. The Non-Qualified Option Agreement may permit a transfer of the Non-Qualified Stock Option by gift to the Optionee's spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee's spouse and the Optionee's children, if such transfer is conditioned upon the Optionee and the transferee of such Non-Qualified Stock Option executing and delivering to the Company a form of
Transfer/Assumption of Non-Qualified Option Agreement as the Company may request. Notwithstanding any transfer of a Non-Qualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts which the Company is required to withhold at the time that the transferred Non-Qualified Stock Option is exercised. If the Non-Qualified Option Agreement does not expressly permit transfer of the Non-Qualified Stock Option, the Non-Qualified Stock Option may not be transferred by the Optionee, other than by will or the laws of descent and distribution upon the death of the Optionee, without the prior written consent of the Committee, which consent may be withheld in the Committee's sole discretion.


                      ARTICLE VIII - Exercise of Options

      8.1 Notice of Exercise. An Incentive Stock Option or Non-Qualified Stock Option may only be exercised by delivery to the Company of written notice signed by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding if the option is a Non-Qualified Stock Option, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act.

      8.2 Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Incentive Stock Option or Non-Qualified Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. Unless the Committee, in its sole discretion, determines otherwise, payment of the Exercise Price shall be in cash, by delivery of a full-recourse promissory note, by the surrender of other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4,or by any combination of the foregoing. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

      8.3 Payment of Tax Withholding Amounts. Unless the Committee, in its sole discretion, determines otherwise, each Optionee must, upon the exercise of a Non-Qualified Stock Option (including Non-Qualified Stock Options transferred by the Optionee), either with the delivery of the notice of exercise or upon notification of the amount due, pay to the Company or make adequate provision for the payment of all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements ("Tax Withholding"). The Non-Qualified Option Agreement may provide for, or the Committee may allow in its sole discretion, the payment by the Optionee of the Tax Withholding in cash, by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, by surrender of other securities of the Company in accordance with Section 8.4, by the application of shares that could be received upon exercise of the Non-Qualified Stock Option, or any combination of the foregoing. This application of shares shall be accomplished by crediting toward the Optionee's Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the shares being so applied. Any such application shall be considered an exercise of the Non-Qualified Stock Option to the extent shares are so applied, and, as such, may add to the Optionee's withholding obligation.

      By receiving and exercising a Non-Qualified Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Non-Qualified Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company determines that additional withholding is or becomes required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

      8.4 Payment of Exercise Price or Withholding with Other Securities. To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of other securities of the Company. The notice of exercise shall indicate that payment is being made by the surrender of other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem to be appropriate with respect to the Optionee's ownership of other securities of the Company. Other securities of the Company shall, for purposes of this
Section 8, be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee's notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3 above, Tax Withholding may, if the Optionee so notifies the Company at the time of the notice of exercise, be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee's Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the stock option specified in the Optionee's notice. Any such application shall be considered an exercise of the other stock option to the extent that shares are so applied and, as such, may add to the Optionee's withholding obligation.

      8.5 Compliance with Securities Laws. No shares will be issued with respect to the exercise of any Incentive Stock Option or Non-Qualified Stock Option unless the exercise and the issuance of the shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, any registration under the Securities Act in effect with respect to the Plan, all applicable state securities laws, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any Optionee or any other person for failure to issue shares upon the exercise of an option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed by the Company's counsel to be necessary. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to registration under any state securities laws.

      8.6 Issuance of Shares. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Incentive Option Agreement or Non-Qualified Option Agreement and with this Article VIII, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such option until the issuance of shares pursuant to the exercise of such option is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Incentive Option Agreement or Non-Qualified Option Agreement, as the case may be, and with this Article VIII.

      8.7 Notice of any Disqualifying Disposition and Provision for Tax Withholding. Any Optionee that exercises an Incentive Stock Option and then makes a "disqualifying disposition" (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and shall pay or make adequate provision for all Tax Withholding as if such Incentive Stock Option was a Non-Qualified Stock Option in accordance with Section 8.3.


                     ARTICLE IX - Restricted Stock Grants

      Restricted Stock Grants shall be subject to the following terms and conditions:

      9.1 Requirement for a Written Restricted Stock Agreement. Each Restricted Stock Grant will be evidenced by a written Restricted Stock agreement ("Restricted Stock Agreement"). The Committee will determine from time to time the form of Restricted Stock Agreement to be used. The terms of the Restricted Stock Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 9, the terms and conditions of Restricted Stock Grants do not need to be identical.

      9.2 Who May Receive a Restricted Stock Grant. A Restricted Stock Grant may be made to any Employee, any director of the Company or any other individual who provides services to the Company where, in the judgment of the Committee, the services performed or to be performed by such Grantee are of importance to the Company in the management, operation and development of the business or businesses of the Company or one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Grants are made.

      9.3 Number of Shares Covered by a Restricted Stock Grant. Each Restricted Stock Agreement shall specify the number of shares covered by each Restricted Stock Grant.

      9.4 Consideration for a Restricted Stock Grant. The Committee, in its sole discretion, will determine the consideration payable by a Grantee for the shares covered by a Restricted Stock Grant. Consideration may consist of services rendered by the Grantee to the Company, or payment, in cash or delivery of a promissory note, for all or any portion of the Fair Market Value of the shares covered by the Restricted Stock Grant, or any combination of the foregoing.

      9.5 Vesting Schedule under a Restricted Stock Grant. Each Restricted Stock Agreement shall specify when and to what extent the shares covered by the Restricted Stock Grant shall become vested in the Grantee, and may provide that the shares become vested immediately or vest according to a schedule. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Grant shall vest. The Restricted Stock Agreement shall provide that the Company may repurchase at a specified price any unvested shares. The unvested portion of a Restricted Stock Grant may not be transferred by the Grantee under any circumstances without the prior written consent of the Committee, which consent may be withheld in its sole discretion.


                   ARTICLE X - Changes in Capital Structure

      10.1  Adjustments  of Number of Shares  and  Exercise  Price.  Except as
provided in Section 10.2, if the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, or dividend payable in shares of Common Stock, the Committee will make such adjustment as it deems appropriate in the number of shares of Common Stock available for issuance pursuant to subsequent Awards. In addition, the Committee will at such time make such adjustment in the number of shares of Common Stock covered by outstanding Incentive Stock Options and outstanding Non-Qualified Stock Options, as well as make an adjustment in the Exercise Price of each such option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

      10.2 Acceleration of Vesting. In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal 50% or more of the votes of all classes of outstanding securities of the surviving corporation immediately after such transaction, each outstanding Incentive Stock Option and each outstanding Non-Qualified Stock Option shall become immediately exercisable in its entirety, notwithstanding any vesting schedule included in the respective Incentive Option Agreement or Non-Qualified Option Agreement, but subject to Section 6.4 or Section 7.4, as applicable, fifteen (15) days prior to such event and shall, unless the event fails to occur, continue to be exercisable in such manner for forty-five (45) days after such event, unless, as an expressed term of such transaction, adequate provision is made for the continuation of the rights of holders of such outstanding option after the consummation of such transaction.


                       ARTICLE XI - Underwriters Lock-Up

      Each written agreement evidencing an Award will specify that the Optionee or Grantee, by accepting the Award agrees that in the event the Company undertakes a firmly underwritten public offering of its securities, the Optionee or Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee or Grantee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

                        ARTICLE XII - Employment Rights

      Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee or Grantee any right to employment by the Company or to limit or affect in any way the right of the Company, in its sole discretion, (a) to terminate the employment of such Optionee or Grantee at any time, with or without cause, (b) to change the duties of such Optionee or Grantee, or (c) to increase or decrease the compensation of the Optionee or Grantee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

      1) for Employees of the Company, the continued employment of the Optionee or Grantee;

      2) for independent contractors, the Optionee or Grantee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

      3) for directors who are not Employees, the Optionee or Grantee continuing to serve as a director of the Company;

and nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.


                       ARTICLE XIII - Amendment of Plan

      The Board of Directors may, at any time and from time to time, modify or amend this Plan as it deems advisable except that any amendment increasing the number of shares of Common Stock issuable under the Plan, or any amendment that expands the group of persons eligible to receive Awards, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Section 10 hereof, no amendment shall be made to the terms or conditions of an outstanding Incentive Stock Option, Non-Qualified Stock Option or Restricted Stock Grant without the written consent of the Optionee or Grantee.



Effective as of approval by the Board of Directors of the Company at a meeting held on February 24, 2000.

Approved by the shareholders of the Company on ________________, 20___.

[FRONT]
                        TIMBERLINE SOFTWARE CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE 2000ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 2000

The undersigned hereby appoints Curtis L. Peltz and Carl C. Asai, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders of TIMBERLINE SOFTWARE CORPORATION to be held on April 25, 2000 and any adjournments thereof, with respect to the following:

       (Continued, and to be marked, dated and signed on the other side)

[REVERSE]

1. PROPOSAL to Elect Directors (INSTRUCTION: To withhold authority to vote for any individual, write the name of that individual on the line set forth below the listing of nominees.)

Thomas P. Cox, James A. Meyer, Curtis L. Peltz, Donald L. Tisdel

_________________________________________________________________________

[_]   FOR all nominees listed (except as marked to the contrary)

[_]   WITHHOLD AUTHORITY to vote for all nominees listed


2. PROPOSAL to ratify selection of Deloitte & Touche LLP as independent auditors.

[_]   FOR [_] AGAINST [_] ABSTAIN


3.    Proposal to approve the Company's 2000 Stock Incentive Plan

[_]   FOR [_] AGAINST [_] ABSTAIN

Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 4. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


Signature(s) ________________________  Signature(s)  _________________________

Date_________________________ NOTE: Please date and sign above exactly as your name or names appear herein. If more than one name appears above, all should sign. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.